Exhibit 99.1

Fusion Pharmaceuticals Enters into Agreement to Build

Radiopharmaceutical Manufacturing Facility

Hamilton, ON & Boston, MA, May XX, 2021 – Fusion Pharmaceuticals Inc. (Nasdaq: FUSN), a clinical-stage oncology company focused on developing next-generation radiopharmaceuticals as precision medicines, today announced it entered a 15-year lease agreement with Hamilton, Ontario-based McMaster University to build a 27,000 square foot current Good Manufacturing Practice (GMP) compliant radiopharmaceutical manufacturing facility. The facility, to be built by McMaster and equipped and validated by Fusion, will be designed to support manufacturing of the Company’s growing pipeline of targeted alpha therapies (TATs). Fusion expects the manufacturing facility will be operational by early 2024.

“Manufacturing and supply chain are critical components of radiopharmaceutical development and commercialization, and with Fusion’s expertise, we believe we are well-positioned to create a facility to scale production in support of our growing pipeline and development collaborations,” said Fusion Chief Executive Officer John Valliant, Ph.D. “We will continue to prioritize manufacturing and supply chain infrastructure in our long-term plans, and this facility is an important milestone in executing those plans.The location of the facility, adjacent to our internal research organization and a world-class University that specializes in medical isotope research and training, enables us to efficiently advance new TATs and hire top tier talent to support our leading portfolio of radiopharmaceuticals.”

In conjunction with the execution of the lease agreement, Fusion has entered into a services agreement with its long-time partner, the Centre for Probe Development and Commercialization (CPDC), to provide services relating to certain aspects of the validation of this new manufacturing facility.

About Fusion

Fusion Pharmaceuticals is a clinical-stage oncology company focused on developing next-generation radiopharmaceuticals as precision medicines. Employing a proprietary Fast-Clear™ linker technology, Fusion connects alpha particle emitting isotopes to various targeting molecules in order to selectively deliver the alpha emitting payloads to tumors.

Fusion’s lead program, FPI-1434 targeting insulin-like growth factor 1 receptor, is currently in a Phase 1 clinical trial. The pipeline includes FPI-1966 targeting the fibroblast growth factor receptor 3 (FGFR3) and FPI-2059, a small molecule recently acquired from Ipsen, targeting neurotensin receptor 1 (NTSR1). In addition to a robust proprietary pipeline, Fusion has a collaboration with AstraZeneca to jointly develop up to three novel targeted alpha therapies (TATs) and explore up to five combination programs between Fusion’s TATs and AstraZeneca’s DNA Damage Repair Inhibitors (DDRis) and immuno-oncology agents. Fusion also recently entered into a collaboration with Merck to evaluate FPI-1434 in combination with Merck’s KEYTRUDA® (Pembrolizumab) in patients with solid tumors expressing IGF-1R.

Contact:

Amanda Cray

Senior Director of Investor Relations & Corporate Communications

617-967-0207

cray@fusionpharma.com

Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. Such forward-looking statements involve substantial risks and uncertainties that could cause Fusion’s research and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the development, build-out and operations of a manufacturing facility, risks relating to business interruptions resulting from the coronavirus (COVID-19) disease outbreak or similar public health crises and other matters that could affect the sufficiency of existing cash to fund operations. Fusion undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Fusion’s quarterly report on Form 10-Q for the period ended March 31, 2021 which is available on the Securities and Exchange Commission’s website at www.sec.gov and Fusion’s website at www.fusionpharma.com.